Exhibit (h)(4)(xi)

Amendment No. 10 to Transfer Agency Interactive Client Services Agreement

This Amendment No. 10, dated as of May 30, 2013 (the “Effective Date”), to the Transfer Agency Interactive Client Services Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware (the “Fund”), and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund and ALPS entered into a Transfer Agency Interactive Client Services Agreement, dated as of December 8, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Fund and ALPS wish to amend the provisions of the Agreement to reflect the addition of two new Portfolios and two classes of each new Portfolio under Schedule A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Upon the Effective Date, the parties hereto agree to delete the current APPENDIX A – LIST OF PORTFOLIOS of the Agreement in its entirety and replace it with a new APPENDIX A – LIST OF PORTFOLIOS attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS FUND SERVICES, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May
Name: Nicole DonVito		Name: Jeremy O. May
Title: Vice President		Title: President

APPENDIX A

LIST OF PORTFOLIOS

FUND	CLASSES OFFERED

AQR Momentum Fund	Class L Class N

AQR Small Cap Momentum Fund	Class L Class N

AQR International Momentum Fund	Class L Class N

AQR Global Equity Fund	Class N Class I Class Y

AQR International Equity Fund	Class N Class I Class Y

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I

AQR Managed Futures Strategy Fund	Class N Class I

AQR Risk Parity Fund	Class N Class I

AQR Multi-Strategy Alternative Fund	Class N Class I

AQR Tax-Managed Momentum Fund	Class L Class N

AQR Tax-Managed Small Cap Momentum Fund	Class L Class N

AQR Tax-Managed International Momentum Fund	Class L Class N

AQR U.S. Defensive Equity Fund	Class N Class I

AQR International Defensive Equity Fund	Class N Class I

AQR Emerging Defensive Equity Fund	Class N Class I

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y

AQR Risk Parity II HV Fund	Class N Class I Class Y

AQR Core Equity Fund	Class N Class L

AQR Small Cap Core Equity Fund	Class N Class L

AQR International Core Equity Fund	Class N Class L

AQR Long-Short Equity Fund	Class N Class I

AQR Managed Futures Strategy HV Fund	Class N Class I